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                                                                    Exhibit 10a


                       SEVERANCE AGREEMENT


         THIS AGREEMENT is made as of June 10, 1996 between Sun Television and Appliances, Inc., an Ohio corporation (the "Company") and Robert E. Oyster (the "Executive"), under the following circumstances:

         A. The Company and the Executive entered into an agreement dated as of April 1, 1995 setting forth the terms pursuant to which the Company would employ the Executive as its President and Chief Operating Officer and the Executive would accept such employment. That agreement is hereinafter referred to as the "Employment Agreement."

         B. On July 31, 1995, the Executive was appointed by the Board of Directors of the Company to the office of Chairman and Chief Executive Officer of the Company. Since that date, the Executive has served the Company in that capacity. The Employment Agreement has neither been modified nor terminated.

         C. The Company and the Executive agree that the Executive's employment by the Company shall be terminated as provided in this Agreement.


         The Company and the Executive, therefore, agree as follows:

         1. The employment of the Executive by the Company as Chairman and Chief Executive Officer is hereby terminated, effective as of the date of this Agreement. Effective as of the date of this Agreement, the Executive resigns from the Board of Directors of the Company.

         2. The Company shall pay to the Executive, in twenty-six equal bi-weekly installments, the first of which shall be paid on June 15, 1996, the sum of $1,548,750. The Company will continue during that period the payment of annual dues for his membership in the Athletic Club of Columbus, will maintain during that period for the Executive's benefit all costs associated with the Executive's continued participation in any life insurance, medical, health and accident, disability or other welfare benefit plans or programs maintained by the Company and in which the Executive was participating at the date of this Agreement or, if the Executive's participation in any such plan or program is not permitted, will provide directly the benefits to which the Executive would be entitled to under such plans and programs, and will continue to provide, during the term of the current lease thereof, the use and the cost of operation and maintenance of the Cadillac Seville automobile at present leased for the Executive.


         In addition to the foregoing, the Company will make available to the Executive outplacement services comparable to those made available to other Company employees and

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will, upon request, furnish one or more favorable letters of recommendation to prospective employers.

         3. The Executive agrees that, in order to provide for an orderly transition in the senior management of the Company, he will, for a reasonable period of time (in no event to exceed six months) consult with and advise the President, the Executive Vice President and Treasurer of the Company and others designated by them as to such matters as they may from time to time request. In consideration of the Executive's agreement to provide such consulting and advisory services, the Company agrees, notwithstanding the provisions of Section 10 of the Company's Stock Option Plan, to extend the time when the Executive may exercise outstanding options to purchase shares of common stock of the Company to the close of business on July 1, 1996.

         4. The Executive acknowledges that the principal business of the Company is the operation of consumer electronics and appliance stores ("the Company Business"), and that the Company is one of a limited number of persons who have developed such business, that the Executive's employment by the Company has given him access to confidential and proprietary information belonging to the Company, and that the Company would not have entered into this Agreement but for the agreements and covenants of the Executive in this Section 4. Accordingly, the Executive covenants and agrees that:

         (a) The Executive will not, directly or indirectly, for a period of one year commencing on the date of this Agreement (the "Restricted Period"), (i) engage in the Company Business for the Executive's own account within 100 miles of any store operated by the Company or proposed to be opened by the Company at the date of this Agreement or (ii) render any services as an officer, director, consultant, or employee to any person other than the Company engaged in such business within 100 miles of any store operated by the Company or proposed to be opened by the Company at the date of this Agreement. For the purpose of this Section 4, a store as to which a decision has been made by the Company to negotiate for a site will be considered as "proposed to be opened."

         The Executive may refuse to accept the compensation due him in accordance with Section 2, and from and after the time the Executive refuses compensation, the Executive will be free to compete with the Company but will be bound by the confidentiality and other provisions of this Section 4.

         (b) During the Restricted Period, the Executive will not, directly or indirectly, (i) knowingly solicit or encourage to leave the employment of the Company or any of its affiliates any employee of the Company or any of its affiliates or (ii) hire any employee who has left the employment of the Company or any of its affiliates within six months of the termination of such employee's employment with the Company or any of its affiliates.


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        (c) During and after the Restricted Period, the Executive will keep secret and retain in strict confidence and will not use for his benefit or for the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's business and to the Company and its affiliates learned by the Executive heretofore or hereafter, directly or indirectly, from the Company and its affiliates, including, without limitation, all software systems, trade secrets, customer lists, supplier information, costing information, financial information and similar property (the "Confidential Company Information"), and will not disclose the Confidential Company Information to anyone outside the Company and its affiliates except with the Company's express prior written consent and except for the Confidential Company Information which (i) is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive, (ii) is received without breach of this Agreement from a third party not under an obligation to keep such information confidential, or (iii) is required to be disclosed by legal order or subpoena.

        (d) All memoranda, notes, lists, records and other documents (and all copies thereof) made or copied by the Executive or made available to the Executive concerning the Company's business or the Company or any of its affiliates will be the Company's property and will be kept confidential in accordance with the provisions of this Agreement and will be left with the Company.

        (e) If the Executive breaches or threatens to commit a breach of any of the provisions of Sections 4(a)-(d) (the "Restrictive Covenants"), the Company will have the following rights and remedies, each of which rights and remedies will be independent of the other and severally enforceable, and all of which rights and remedies will be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

           (1) The right to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary, and permanent) against violations, threatened or actual, and whether or not continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.


           (2) The right to damages as provided by law.

         5. The Employment Agreement is hereby cancelled and superseded. This Agreement constitutes full discharge and satisfaction of any and all claims either party has or may have against the other arising out of or based upon the Employment Agreement or the

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employment relationship between the Executive and the Company, and each party hereby waives and releases the other party from any and all such claims.

         IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date and year first above written.


COMPANY:                               EXECUTIVE:

SUN TELEVISION AND
APPLIANCES, INC.


By: /S/   James R. Copitzky              /S/   Robert E. Oyster
    -------------------------            --------------------------
    Name                                 Robert E. Oyster

      President
    -------------------------
    Title

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